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                                  EXHIBIT 23.1

                        INDEPENDENT ACCOUNTANTS' CONSENT

                  We consent to the incorporation by reference in this Registration Statement on Form S-8 of Advantage Marketing Systems, Inc. of our report dated March 19, 1999 appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998.

/S/DELOITTE & TOUCHE LLP



Oklahoma City, Oklahoma,
February 11, 2000